Exhibit 10.10.2

AMENDMENT ONE
TO THE
THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

WHEREAS, The Coca-Cola Company (the “Company”) established The Coca-Cola Company Supplemental Pension Plan (the “Plan”);
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan; and
NOW THEREFORE, the Plan is hereby amended as follows, effective December 31, 2012:
1.
Effective December 31, 2012, the following paragraph will be added to the end of the “Preface” Section:

PREFACE

“Prior to January 1, 2013, the Company or its subsidiaries maintained, among others, the following three pension plans: The Coca-Cola Company Cash Balance Pension Plan (“Pre-2013 Cash Balance Plan”), The Coca-Cola Company Pension Plan (the “KO Prior Pension Plan”) and the Coca-Cola Refreshments Employees' Pension Plan (the “CCR Prior Pension Plan”). Effective January 1, 2013, the KO Prior Pension Plan and the CCR Prior Pension Plan were merged into the Pre-2013 Cash Balance Plan which was renamed as The Coca-Cola Company Pension Plan. This Plan is intended to cover Employees who were participating in the KO Prior Plan on December 31, 2012, who accrue pension benefits using the formula previously set forth in the KO Prior Pension Plan, reflected in Schedule One of the Basic Plan Document, as that term is defined in The Coca-Cola Company Pension Plan.”
2.
The definition of “Pension Benefit” shall be deleted and replaced with the following definition:
“Pension Benefit” shall be the benefit payable to a Participant under the Qualified Pension Plan.”
3.
The definition of “Qualified Pension Plan” shall be deleted and replaced with the following definition:
“Qualified Pension Plan” shall mean The Coca-Cola Company Pension Plan (formerly known as The Coca-Cola Company Cash Balance Pension Plan).”
4.
Section 2.1(a) shall be deleted and replaced with the following language.
“2.1    Eligibility for Participation.

(a)    All Employees of the Employer who are eligible for the Qualified Pension Plan, who were participating in the KO Prior Plan on December 31, 2012, who accrue pension benefits using the formula previously set forth in the KO Prior Pension Plan, reflected in Schedule One of the Basic Plan Document, as that term is defined in Qualified Pension Plan, and i) whose benefits under the Qualified Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17) or 415 or (ii) who defer compensation under the Deferred Compensation Plan and, solely on account of such deferrals, the Employee's benefit under the Qualified Pension Plan is limited shall be eligible to participate in the Plan.”

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 6th day of December 2012.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Sue Fleming
Sue Fleming
Benefits Committee Chairperson